EXHIBIT 99.1

NEWS RELEASE

Ivanhoe Energy Responds to Recent Trading Activity

Management Committed to Deliver on Priorities

CALGARY, CANADA (July 2, 2012) – Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) announced today that it knows of no reason for the decrease in the Company’s share price late in the trading session on June 29, 2012.  There have been no material adverse developments or circumstances with respect to the Company’s activities that would explain this sudden drop. Management continues to make steady progress on all of the Company’s business initiatives, which will build the foundation for future growth.

The Ivanhoe Energy executive management team have maintained their shareholdings and will increase them over time. This team is committed to the Company’s success and remains optimistic that 2012 will see significant progress in many of its projects.

“Our management team remains confident in our ability to grow this Company,” said Carlos A. Cabrera, Ivanhoe Energy's Executive Chairman. “Despite the volatility in a number of the financial markets, we are focused and working as a team to deliver results from our world-class assets.”

Ivanhoe Energy is an independent international heavy oil development and production company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTLTM). Core operations are in Canada, United States, Ecuador, Mongolia, and China, with business development opportunities worldwide. Ivanhoe Energy trades on The Toronto Stock Exchange with the symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN.

For more information about Ivanhoe Energy please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, statements related to the completion of this transaction, receipt of required waivers and approvals, satisfaction of conditions to closing and timing thereof, the execution of a definitive PSA and timing thereof,  the statements relating to Ivanhoe Energy’s strategy, the continued advancement of its projects and realization of the value of its assets and commercialization of its technology, and the pursuit of other transactions and initiatives and the manner in which this transaction will benefit the core business, the ability to have the security posted by Ivanhoe Energy for the performance bond released at closing and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements.  Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause actual results to differ from these forward-looking statements include the ability to obtain all required approvals, consents and waivers from the government and third parties and the timing thereof, the risk associated with doing business in foreign countries and other risks disclosed in Ivanhoe Energy's 2011 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

For further information contact:

Hilary McMeekin Manager, Corporate Communications Ivanhoe Energy 1 (403) 817 1108 hmcmeekin@ivanhoeenergy.com